CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 2-29901 and 811-1716) of
AllianceBernstein Cap Fund, Inc.

                                  ERNST & YOUNG LLP


New York, New York
February 25, 2005